Exhibit 24.2

USAA Acceptance, LLC

1105 North Market Street, Suite 1300

Wilmington, Delaware 19801

May 12, 2025

I, Melissa Jackson, am President of USAA Acceptance, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the company directors of the board of directors of the Company on May 12, 2025, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Melissa Jackson
By: Melissa Jackson
Title: President

I, Venkata Kodali, as Vice President and Assistant Treasurer of the Company, certify that Melissa Jackson is the duly elected and qualified President of the Company and that the signature above is her signature.

EXECUTED as of May 12, 2025

/s/ Venkata Kodali
By: Venkata Kodali
Title: Vice President and Assistant Treasurer

* * *

RESOLVED:

That Melissa Jackson, Mark Pregmon, Venkata Kodali and Peter Paulsen and any of them acting alone (each, an “Authorized Officer”) are hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the registration statement on Form SF-3 in an amount to be determined by an Authorized Officer, of asset-backed securities (the “Securities”) and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act of 1933 (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS-EEs, Form ABS-15Gs or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

That the Chief Executive Officer of the Company shall be deemed to be the “principal executive officer” of the Company pursuant to the instructions to Form SF-3 (the “Instructions”) and the Treasurer of the Company shall be deemed to be the “principal accounting officer” of the Company pursuant to the Instructions.

The foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the Company Directors and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each Company Director and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.